Exhibit 99.1

PRELIMINARY COPY

SPECIAL MEETING OF STOCKHOLDERS
OF
COFFEE HOLDING CO., INC.
_______, 2022

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1, 2, 3, 4 AND 5.

PLEASE SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE.

PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the special meeting of the stockholders of Coffee Holding Co., Inc. This proxy when properly executed will be voted as directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR Proposals 1, 2, 3, 4 and 5. Approval of Proposals 2, 3 and 4 is contingent on the approval of the Business Combination Proposal.

1. APPROVAL OF THE BUSINESS COMBINATION PROPOSAL	4. APPROVAL OF THE NASDAQ STOCK ISSUANCE PROPOSAL

FOR ☐ AGAINST ☐ ABSTAIN ☐	FOR ☐ AGAINST ☐ ABSTAIN ☐

2. APPROVAL OF THE CHARTER AMENDMENTS PROPOSAL	5. APPROVAL OF THE ADJOURNMENT PROPOSAL

FOR ☐ AGAINST ☐ ABSTAIN ☐	FOR ☐ AGAINST ☐ ABSTAIN ☐

3. APPROVAL OF THE ADVISORY CHARTER AMENDMENTS PROPOSALS

FOR ☐ AGAINST ☐ ABSTAIN ☐

Proxy for Special Meeting of Stockholders on _____, 2022
Solicited on Behalf of the Board of Directors of Coffee Holding Co., Inc.

The undersigned hereby appoints Andrew Gordon and David Gordon, with full power of substitution and power to act alone, as proxies to vote all the shares of common stock which the undersigned would be entitled to vote if personally present and acting at the special meeting of stockholders of Coffee Holding Co., Inc. to be held on _____, 2022, at the offices of Ellenoff Grossman Schole LLP, 1345 Avenue of the Americas, 11th Floor, New York, NY 10105.

To change the address on your account, please check the box at right and indicate your new address in the address space on this Proxy Card. Please note that changes to the registered name(s) on the account may not be submitted via this method.	Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Signature	Date	Signature (Joint Owners)	Date